EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated December 24, 1998 and October 16, 1997, with respect to the financial statements of Pentacon, Inc.; dated November 21, 1997 (except for Note 3, as to which the date is November 26, 1997) with respect to the financial statements of Alatec Products, Inc.; dated November 7, 1997 with respect to the financial statements of AXS Solutions, Inc.; dated October 15, 1997 with respect to the financial statements of Maumee Industries, Inc.; and dated October 20, 1997 with respect to the financial statements of Sales Systems, Limited included in the Amendment No. 1 to the Registration Statement (Form S-4) and related prospectus of Pentacon, Inc. We also consent to the incorporation by reference therein of our report dated December 24, 1998, with respect to the consolidated financial statements of Pentacon, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 1998, filed with the Securities and Exchange Commission.

                                                       /s/ ERNST & YOUNG LLP
                                                           ERNST & YOUNG LLP

Houston, Texas
May 7, 1999